PLANTRONICS, INC.

AND

THE GUARANTORS FROM TIME TO TIME PARTY HERETO
$500,000,000

5.500% SENIOR NOTES DUE 2023

INDENTURE

Dated as of May 27, 2015

U.S. BANK NATIONAL ASSOCIATION

Trustee

INDENTURE dated as of May 27, 2015 among Plantronics, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), Frederick Electronics Corporation, a Maryland corporation and the other Guarantors from time to time party hereto (as defined herein) and U.S. Bank National Association, as Trustee.
The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (a) the $500,000,000 aggregate principal amount of the Company’s 5.500% Senior Notes due 2023 (the “Initial Notes”) and (b) any Additional Notes (as defined herein) that may be issued after the date hereof (all such securities in clauses (a) and (b) being referred to collectively as the “Notes”):
Article 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture after the Issue Date in accordance with Sections 2.02 and 4.07 hereof, as part of the same series as the Initial Notes.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, co‑registrar, Paying Agent, transfer agent, additional paying agent or other agent appointed hereunder.
“Aggregate Debt” means the sum of the following as of the date of determination: (1) the lesser of (a) the then outstanding aggregate principal amount of Indebtedness of the Company and its Subsidiaries incurred after the Issue Date and secured by Liens not permitted by Section 4.08(a) and (b) the fair market value of the assets subject to Liens referred to in the foregoing clause (a), as determined in good faith by the Board of Directors of the Company; (2) the then outstanding aggregate principal amount of all Subsidiary Debt incurred after the Issue Date and not permitted by Section 4.07(b); provided that any such Subsidiary Debt will be excluded from this clause (2) to the extent that such Subsidiary Debt is included in clause (1) or (3) of this definition; and (3) the then existing Attributable Liens of the Company and its Subsidiaries in respect of sale and lease‑back transactions entered into after the Issue Date pursuant to Section 4.06(b); provided that any such Attributable Liens will be excluded from this clause (3) to the extent that the Indebtedness relating thereto is included in clause (1) or (2) of this definition; provided further that in no event will the amount of any Indebtedness (including Guarantees of such Indebtedness) be required to be included in the calculation of Aggregate Debt more than once despite the fact more than one Person is liable with respect to such Indebtedness and despite the fact such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where more than one Subsidiary has Guaranteed or otherwise become liable for such Indebtedness or in the case where there are Liens on assets of one or more of the Company and its Subsidiaries securing such Indebtedness or one or more Guarantees thereof, the amount of Indebtedness so Guaranteed or secured shall only be included once in the calculation of Aggregate Debt).

“Applicable Premium” means, with respect to any Note on any redemption date and as calculated by the Company, the greater of:
(1)    1.0% of the then outstanding principal amount of such Note; and
(2)    the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note that would apply if such Note were redeemed on May 15, 2018 (such redemption price (expressed in percentage of principal amount) being set forth in the table appearing in Section 3.07(c)), plus (ii) all remaining scheduled payments of interest due on such Note to and including May 15, 2018 (excluding accrued but unpaid interest, if any, to, but excluding, the redemption date), with respect to each of subclause (i) and (ii), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.
The Trustee shall have no obligation to calculate or verify the calculation of the Applicable Premium.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the relevant Depositary that apply to such transfer or exchange.
“Attributable Liens” means in connection with a sale and lease‑back transaction the lesser of: (1) the fair market value of the assets subject to such transaction, as determined in good faith by the Company’s Board of Directors; and (2) the present value (discounted at a rate of 10% per annum compounded monthly) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the Company may terminate the lease.
“Bankruptcy Law” means (i) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors and (ii) any other similar federal or local law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors in any other applicable jurisdiction, now or hereinafter in effect.
“Beneficial Owner” or “beneficial owner” has the meaning assigned to such term in Rule 13d‑3 and Rule 13d‑5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation (including any committee thereof duly authorized to act on behalf of such board);
(2)    with respect to a partnership having only one general partner, the board of directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the conseil de gérance, the conseil d’administration, the managing member or members or any controlling committee of managing members or other governing body thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or in the place of payment are authorized or required by law to close.
“Capital Lease” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP (except for temporary treatment of construction related expenditures under EITF 97 10, “The Effect of Lessee Involvement in Asset Construction,” which will ultimately be treated as operating leases upon a sale lease-back transaction).
“Capital Stock” means:
(1)    in the case of a corporation, capital stock, shares or share capital;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following:
(1)    the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than the Company or any of its Subsidiaries), other than any such merger or consolidation where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or parent entity thereof immediately after giving effect to such transaction; or
(2)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any entity of which it is a Subsidiary; provided, however, that a transaction will not be deemed to involve a Change of Control under this clause (2) if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company, and (b)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group”(other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the occurrence of (1) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period for such Change of Control by each of Moody’s and S&P (or, in the event Moody’s or S&P or both shall cease rating the Notes (for reasons outside the control of the Company) and the Company shall select any other nationally recognized rating agency, the equivalent of such ratings by such other nationally recognized rating agency) and (2) the rating of the relevant Notes on any day during such Ratings Decline Period is below the lower of the rating by such nationally recognized rating agency in effect (a) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (b) on the Issue Date.
“Clearstream” means Clearstream Banking, S.A. and any successor thereto.

“Commission” means the U.S. Securities and Exchange Commission.
“Company” means Plantronics, Inc., a corporation duly organized and existing under the laws of the State of Delaware.
“Consolidated EBITDA” means, with respect to any Person for any Measurement Period, Consolidated Net Income for such period, plus the following (without duplication) to the extent deducted or otherwise excluded in calculating Consolidated Net Income in such Measurement Period): (1) Consolidated Non-cash Charges; (2) Consolidated Interest Expense; (3) Consolidated Income Tax Expense; (4) restructuring expenses and charges; (5) any expenses or charges related to any equity offering, investment, recapitalization or incurrence of Indebtedness not prohibited under the Indenture (whether or not successful) or related to the issuance of the Notes; and (6) any charges, expenses or costs incurred in connection or associated with mergers, acquisitions or divestitures after the Issue Date.
Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the applicable Measurement Period to any asset sales or other dispositions or acquisitions, investment, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by such Person and its Subsidiaries (1) that have occurred during such Measurement Period or at any time subsequent to the last day of such Measurement Period and on or prior to the date of the transaction in respect of which Consolidated EBITDA is being determined and (2) that the Company determines in good faith are outside the ordinary course of business, in each case as if such asset sale or other disposition or acquisition, investment, merger, consolidation or disposed operation occurred on the first day of such Measurement Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X under the Securities Act; provided that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that are reasonably identifiable and factually supportable and have been realized or for which the steps necessary for realization have been taken or have been identified and are reasonably expected to be taken within one year following any such transaction (which operating expense reductions are reasonably expected to be sustainable); provided that the Company shall not be required to give pro forma effect to any transaction that it does not in good faith deem material. Such pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.
“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for (or benefit of) federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (or added back, in the case of income tax benefit) in computing Consolidated Net Income.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the total net interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income, of such Person and its Subsidiaries.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries, after deduction of net income (or loss) attributable to non-controlling interests, for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, the following (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts proportionate to the Company’s allocable interest in such entity): (1) all extraordinary, unusual or nonrecurring gains or losses (net of fees and expense relating to the transaction giving rise thereto); (2) charges or losses as a result of judgments and settlements in connection with litigation or threatened litigation, up to a maximum in any Measurement Period of $100.0 million; (3) gains or losses in respect of any asset impairments, write-offs or sales (net of fees and expenses relating to the transaction giving rise thereto); (4) any expenses, losses or charges incurred related to lower of cost or market write-downs for work in process or finished goods inventories; (5) any expenses, losses or charges incurred related to excess or obsolete inventories; (6) the net income from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations: (7) any gain or loss realized as a result of the cumulative effect of a change in accounting principles; (8) any net gains or losses attributable to the early extinguishment or conversion of Indebtedness, derivative instruments, embedded derivatives or other similar obligations; (9) equity in net income of equity method investees; (10) gains, losses, income and expenses resulting from the application of fair value accounting to derivative instruments; and (11) gains or losses resulting from currency fluctuations.
To the extent not already included in Consolidated Net Income of such Person and its Subsidiaries, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any investment or sale, conveyance, transfer or disposition of assets not prohibited under this Indenture.
“Consolidated Non-cash Charges” means, with respect to any Person for any period determined on a consolidated basis in accordance with GAAP, the aggregate depreciation; amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses); non- cash compensation expense incurred in connection with the issuance of Equity Interests to any director, officer, employee or consultant of such Person or any Subsidiary; and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).
“Corporate Trust Office of the Trustee” will be the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain credit agreement, dated as of May 9, 2011, among the Company, Wells Fargo Bank, National Association, and the financial institutions from time to time party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement adding or changing the borrower or guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated non‑Global Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases and Decreases in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.01(d) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture, including DTC, Euroclear and/or Clearstream.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or any of its Subsidiaries or transferred by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“DTC” means The Depository Trust Company and its successors.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering for cash by the Company, or any direct or indirect parent of the Company, of Capital Stock or options, warrants or rights with respect to the Capital Stock (in the case of an offering by any direct or indirect parent of the Company, to the extent such cash proceeds are contributed to the Company), other than (1) public offerings registered on Form S-8, (2) an issuance to any Subsidiary or other affiliate or (3) Disqualified Stock.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date, except with respect to any reports or financial information required to be delivered pursuant to Section 4.03, which shall be prepared in accordance with GAAP as in effect on the date thereof.
“Global Note Legend” means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means the 144A Global Note and the Regulation S Global Note.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, “Guarantee” shall have a corresponding meaning. The amount of Indebtedness or other obligations of another Person Guaranteed by the specified Person or one or more of such Persons as of any date shall be equal to the lesser of: (a) the principal amount of such Indebtedness of such other Person and (b) the maximum amount of such Indebtedness payable under the Guarantee or Guarantees (without duplication in the case of one or more Guarantees of the same Indebtedness by Subsidiaries).
“Guarantor” means any Person that provides a Note Guarantee, either on the Issue Date or after the Issue Date in accordance with the terms of this Indenture; provided that upon the release and discharge of such Person from its Note Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1)    currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2)    other agreements or arrangements designed to manage, hedge or protect such Person with respect to fluctuations in currency exchange, interest rates or commodity prices.
“Hoofddorp Campus” means the land, improvements, buildings and fixtures (including any leasehold interest therein) with respect to the Company’s campus to be located at Park 20/20, Hoofddorp, The Netherlands, on real property owned by the Company owned by the Company on the Issue Date or subsequently acquired, including any contiguous or related property.
“Holder” means a Person in whose name a Note is registered in the register maintained by the Registrar.
“Indebtedness” of any specified Person means any obligation for borrowed money. For the avoidance of doubt, with respect to any Person, Indebtedness includes only indebtedness for the repayment of money provided to such Person, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of such Person or otherwise. For the further avoidance of doubt, the inclusion of specific obligations in Section 4.07(b) shall not create any implication that any such obligations constitute Indebtedness.
The amount of any Indebtedness outstanding as of any date will be:
(1) the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest; and
(2) the principal amount of the Indebtedness, in the case of any other Indebtedness.
In addition, accrual of interest and accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for any purpose under this Indenture.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Investment Grade” means (1) BBB – (with a stable outlook) or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 (with a stable outlook) or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) the equivalent to the foregoing in respect of the Rating Categories of any other Rating Agencies.
“Issue Date” means May 27, 2015.
“Joint Venture” means, with respect to any Person, any partnership, corporation or other entity in which up to and including 50% of the Equity Interests is owned, directly or indirectly, by such Person or one or more of its Subsidiaries. A Joint Venture shall not be treated as a Subsidiary.
“Legended Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance; provided that in no event shall an operating lease (determined in accordance with GAAP) be deemed to constitute a Lien.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company for which financial statements have been filed with the Commission, or in the event that, at any date of determination, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the most recently completed four fiscal quarters of the Company for which internal financial statements are available.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Non‑U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means any Guarantee of the obligations of the Company under this Indenture and the Notes issued hereunder by a Guarantor in accordance with the provisions of this Indenture.
“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Offering Memorandum” means that certain final offering memorandum, dated May 21, 2015, relating to the offering and sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary, director or managing director, or any equivalent of the foregoing, or any Person duly authorized to act for on behalf, of the Company or any Guarantor, as applicable.
“Officers’ Certificate” means a certificate signed on behalf of the Company or any Guarantor, as applicable, by two Officers of the Company or such Guarantor, as applicable, one of whom is the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Chief Accounting Officer, or the equivalent, of the Company or such Guarantor, as applicable.
“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.04 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company. Such opinion may contain customary assumptions, qualifications and limitations.
“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
“Permitted Bank Indebtedness” means any Indebtedness of the Company or any Subsidiary of the Company pursuant to one or more credit facilities or indentures with banks or other lenders or trustees providing for revolving credit loans or term loans or the issuance of letters of credit or bankers’ acceptances or bonds or notes or the like and Guarantees of such Indebtedness by the Company or any Subsidiary of the Company; provided that the aggregate principal amount of such Permitted Bank Indebtedness at any time outstanding does not exceed $200.0 million.
“Permitted Liens” means:
(1)    Liens securing Permitted Bank Indebtedness;
(2)    Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;
(3)    (a) Liens given to secure the payment of the purchase price or other acquisition, installation or construction costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Capital Lease transactions in connection with any such acquisition and including any purchase money Liens, and (b) Liens existing on any Principal Property at the time of acquisition (including acquisition through merger or consolidation) thereof or at the time of acquisition by the Company or any Subsidiary of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (a), the Liens shall be given within 12 months after such acquisition and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof;
(4)    Liens given to secure the payment of or financing of all or any part of the purchase price or other acquisition, installation, construction, alteration, improvement or repair costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Capital Lease transactions in connection with any such acquisition and including any purchase money Liens; provided that the Liens shall be given within 12 months after the later of (i) such acquisition and/or the completion of any construction, alteration, improvement or repair, whichever is later, and (ii) the placing into commercial operation of such Principal Property after such acquisition or completion of any construction, alteration, improvement or repair, and shall attach solely to the Principal Property acquired or purchased and any additions, accessions or improvements then or thereafter placed thereon and any proceeds thereof;
(5)    Liens existing on any Principal Property at the time of acquisition of such Principal Property or Liens existing on assets of a Person and its Subsidiaries prior to the time such Person becomes a Subsidiary (including acquisition through merger or consolidation) or at the time of such acquisition by the Company or any Subsidiary of the Company; provided that such Liens do not extend to other assets of the Company or its other Subsidiaries;
(6)    Liens in favor of the Company or a Subsidiary of the Company;
(7)    Liens on any Principal Property in favor of the United States of America or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing, improving or repairing such Principal Property;
(8)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with investments in repurchase agreements;
(9)    Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set‑off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(10)    Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for non‑payment or which are being contested in good faith by appropriate proceedings;
(11)    Liens to secure the performance of bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;
(12)    licenses or sublicenses of intellectual property of the Company and its Subsidiaries granted in the ordinary course of business and any interest of co-sponsors, co-owners or co-developers of intellectual property
(13)    Liens to secure Indebtedness incurred by Foreign Subsidiaries pursuant to Section 4.07(b)(11);
(14)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;
(15)    Liens to secure Qualified Securitization Financings;
(16)    Liens on stock, partnership or other equity interests in any Joint Venture of the Company or any of its Subsidiaries or in any Subsidiary of the Company that owns an equity interest in a Joint Venture to secure Indebtedness contributed or advanced solely to that Joint Venture; provided that, in each case, the Indebtedness secured by such Lien is not secured by a Lien on any other property of the Company or any Subsidiary of the Company;
(17)    Liens and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing‑house transfers of funds or other fund transfer or payment processing services;
(18)    Liens on, and consisting of, deposits made by the Company to discharge or defease the Notes and this Indenture, or any other Indebtedness;
(19)    Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums;
(20)    Liens securing Hedging Obligations;

(21)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;
(22)    Liens securing Indebtedness incurred to pay or finance all or any part of the purchase price or cost of development, operation, construction, alteration, repair, or improvement of the Hoofddorp Campus and any related transactional fees, costs and expenses or otherwise arising in connection therewith;
(23)    easements, rights of way, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole; or
(24)    any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in clauses (1) through (24), or any Liens that secure an extension, renewal, replacement, refinancing or refunding (including any successive extensions, renewals, replacements, refinancings or refundings) of any Indebtedness within 12 months of the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such Indebtedness) being extended, renewed, substituted, replaced, refinanced or refunded, which Indebtedness is or was secured by a Lien referred to in clauses (1) through (24).
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Principal Property” means, with respect to any Person, all of such Person’s interests in any kind of property or asset (including the capital stock in and other securities of any other Person), except if the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Company and its Subsidiaries taken as a whole) such property or asset is not material to the business of the Company and its Subsidiaries, taken as a whole.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors of the Company shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Company or any of its Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any Credit Agreement Refinancing Indebtedness (as defined in the Credit Agreement) with respect thereto shall not be deemed a Qualified Securitization Financing.
“Rating Agency” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized statistical rating organization within the meaning of Section 3(62) under the Exchange Act, as the case may be, selected by the Company in its discretion, which will be substituted for S&P or Moody’s or both, as the case may be.
“Rating Category” means (1) with respect to S&P, any of the following categories (any of which may include a “+” or a “‑“: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.
“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of the intention by the Company or a stockholder of the Company, as applicable, to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as the rating of the Notes, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40‑day distribution compliance period as defined in Regulation S, which period shall terminate (a) on June 30, 2015 with respect to the Initial Notes and (b) on such date as set forth in the applicable supplemental indenture entered into pursuant to Section 9.01(viii) with respect to any Additional Notes.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Ratings Services, a division of McGraw‑Hill Financial, Inc., and any successor to its rating agency business.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Securitization Assets” means any accounts receivable or other revenue streams subject to a Qualified Securitization Financing.
“Securitization Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such Securitization Assets.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary of the Company (or another Person) formed for the purposes of engaging in one or more Qualified Securitization Financings and other activities reasonably related thereto.
“Senior Management” means the Chief Executive Officer or the Chief Financial Officer, or the equivalent of the foregoing, of the Company.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined under clauses (1) or (2) of Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof (except, with respect to each test contained therein, substituting 20 percent instead of 10 percent as the applicable threshold).
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa‑77bbbb).

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the period from the redemption date to May 15, 2018; provided, however, that if the period from the redemption date to May 15, 2018 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to May 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unlegended Regulation S Global Note” means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend but not the Private Placement Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“U.S. Government Securities” means securities that are
(a)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(b)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time ordinarily entitled to vote in the election of the Board of Directors of such Person.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
Section 1.02    Other Definitions.

Term	Defined in Section
“Additional Interest”	6.02
“Authentication Order”	2.02
“Change of Control Offer”	4.10
“Change of Control Payment”	4.10
“Change of Control Payment Date”	4.10
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Initial Default”	6.01
“Legal Defeasance”	8.02
“Minimum Dollar Denomination”	2.01
“Notation of Guarantee”	10.03
“Paying Agent”	2.03
“Registrar”	2.03
“Reversion Date”	4.14
“Subsidiary Debt”	4.07
“Successor Company”	5.01
“Suspended Provisions”	4.14
“Suspension Date”	4.14
“Suspension Period”	4.14

Section 1.03    Incorporation by Reference of Certain Provisions and Defined Terms in the Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA as being incorporated by reference or otherwise applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.
This Indenture has not been qualified under the TIA and no provision of the TIA shall be deemed a part of this Indenture except as specifically set forth herein.
Section 1.04    Rules of Construction.
Unless the context otherwise requires:
(i)    a term has the meaning assigned to it;
(ii)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(iii)    “or” is not exclusive;
(iv)    words in the singular include the plural, and words in the plural include the singular;
(v)    “will” shall be interpreted to express a command;
(vi)    provisions apply to successive events and transactions; and
(vii)    references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.
ARTICLE 2
THE NOTES

Section 2.01    Form and Dating.
(a)    General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 (the “Minimum Dollar Denomination”) and any integral multiple of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)    Rule 144A Global Notes. Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a 144A Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated Participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)    Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of the designated Participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in a Legended Regulation S Global Note shall be exchanged for beneficial interests in an Unlegended Regulation S Global Note pursuant to Section 2.06 and the Applicable Procedures. Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel such Legended Regulation S Global Note. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(d)    Depositary. The Company has initially appointed DTC to act as Depositary with respect to the Global Notes.
(e)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Euroclear or Clearstream as Participants in DTC.

(f)    None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a Participant or Indirect Participant in, the Depositary or other Person, with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, Indirect Participant or member thereof, with respect to any ownership interest in the Global Notes or with respect to the delivery to any Participant, Indirect Participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants, Indirect Participants and any beneficial owners.
Section 2.02    Execution and Authentication.
At least one Officer must sign the Notes for the Company by manual or facsimile signature, which may be delivered by .pdf attachment to an email or by other electronic means.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of a written order of the Company signed by two Officers of the Company (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03    Agents.
The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co‑registrars and one or more additional paying agents. The term “Registrar” includes any co‑registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Notes.
Section 2.04    Paying Agent to Hold Money in Trust.
The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish or cause the Registrar to furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
Section 2.06    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
(A)    The Depositary (1) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and the Company thereupon fails to appoint a successor Depositary within 120 Business Days;
(B)    the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Definitive Notes in exchange for beneficial interest in the Global Notes; or
(C)    there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes.
Upon the occurrence of either of the preceding events in (A), (B) or (C) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (d).
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)    both (1) and (2):
(1)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(2)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)    both (1) and (2):
(1)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(2)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above, provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note prior to the expiration of the Restricted Period and the receipt by the Registrar of a certificate from the transferor stating that the transfer complies with Rule 903 and Rule 904 of the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.06(h) hereof.
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)    if the transferee will take delivery in the form of a beneficial interest in the Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:
(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall upon the receipt of the certifications required by this clause (iv) issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv) above.
(c)    Transfer and Exchange of Beneficial Interests for Definitive Notes.
(i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(C)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(D)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(E)    if such beneficial interest is being transferred to a Non‑U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(F)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(G)    if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(H)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate upon receipt of an Authentication Order in accordance with Section 2.02 hereof and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)    Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of a certificate from the transferor stating (x) that the transfer complies with Rule 903 and Rule 904 of the Securities Act; or (y) that the transfer is made pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iv)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee will cause the aggregate principal amount of the Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate upon receipt of an Authentication Order in accordance with Section 2.02 hereof and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) will not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(C)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(D)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(E)    if such Restricted Definitive Note is being transferred to a Non‑U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(F)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(G)    if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(H)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
(ii)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(1)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(2)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of this Section 2.06(d)(ii), the Trustee will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(i)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of a Person or Persons who takes delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(ii)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(1)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(2)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(i)    Private Placement Legend.
(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THE OFFERING AND SALE OF THIS NOTE (OR ITS PREDECESSOR) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
(1) REPRESENTS THAT IT IS NOT AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF PLANTRONICS, INC. (THE “ISSUER”) AND (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;
(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE ISSUANCE OF THIS NOTE, EXCEPT (A) TO PLANTRONICS, INC. OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION;
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND;

(4) AGREES THAT ANY SECURITY THAT IS OWNED BY AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933) OF THE COMPANY MAY NOT BE RESOLD OR TRANSFERRED BY SUCH AFFILIATE OTHER THAN TO THE COMPANY OR A SUBSIDIARY THEREOF OR PURSUANT TO (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OF 1933 OR (C) ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 (IF AVAILABLE) IN A TRANSACTION THAT RESULTS IN SUCH SECURITY NO LONGER BEING A RESTRICTED SECURITY (AS DEFINED UNDER RULE 144). IN THE EVENT ANY SUCH PERSONS BENEFICIALLY OWN AN INTEREST IN THE SECURITY PRIOR TO THE TIME THE COMPANY REMOVES THE RESTRICTIVE LEGEND ON THE SECURITY, THE COMPANY MAY REQUIRE THAT SUCH PERSONS HOLD THEIR INTERESTS IN THE SECURITY IN CERTIFICATED FORM BEARING AN APPROPRIATE RESTRICTIVE LEGEND AND A RESTRICTED CUSIP NUMBER.
AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.”
(5) EITHER (A) NO PORTION OF THE ASSETS USED BY THE PURCHASER TO ACQUIRE AND HOLD THE NOTES CONSTITUTES ASSETS OF ANY PLAN OR NON-ERISA PLAN, OR (B) THE PURCHASE AND HOLDING OF THE NOTES BY THE PURCHASER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS”
(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(ii)    Global Note Legend.
Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR

DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE RIGHTS ATTACHING TO THIS GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”
(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h)    General Provisions Relating to Transfers and Exchanges.
(i)    To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof.

(ii)    No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.11 and 9.03 hereof).
(iii)    The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)    Neither the Registrar nor the Company will be required:
(A)    to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day the Company gives notice of redemption of the Notes under Section 3.03 hereof or makes a Change of Control Offer pursuant to Section 4.11 hereof and ending at the close of business on the day notice is given or the Change of Control Offer is made, as applicable;
(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part or subject to repurchase in a Change of Control Offer, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part; or
(C)    in the case of a redemption or a Change of Control Payment Date occurring after a record date but on or before the corresponding interest payment date, register the transfer or exchange of any Note on or after the record date and before the date of redemption or Change of Control Payment Date, as applicable.
(vi)    Subject to the rights of Holders as of the relevant record date to receive interest on the corresponding interest payment date and Section 2.12, prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(viii)    Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among Participants, Indirect Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.07    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for their expenses in replacing a Note.
Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Notes for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside, segregated and held in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed prior to the maturity thereof, written notice of such redemption has been duly given pursuant to this Indenture, or provision satisfactory to the Trustee shall have been made for giving such notice; and (iii) Notes in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of this Indenture (except with respect to any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Company). Except as set forth in Section 2.08 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 9.02 hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Registrar receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all principal, premium and accrued interest with respect to the outstanding Notes payable on that date and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, request, waiver or consent in the exercise of any discretion, power or authority (whether contained in this Indenture or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders or any of them, Notes owned by the Company or any Guarantor, or by an Affiliate of the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.
Section 2.10    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11    Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in its customary manner (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company upon the Company’s written request. The Company may not issue new Notes to replace Notes that it has redeemed, purchased or paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company delivered at least five days (or such shorter period as the Trustee may agree) before such notice is requested to be sent to Holders, the Trustee in the name and at the expense of the Company) will give or cause to be given to Holders in accordance with Section 12.01 a notice prepared by the Company that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee shall have no duty to determine whether defaulted interest is payable or the amount of such defaulted interest.
Section 2.13    CUSIP Numbers and ISIN Numbers.
The Company in issuing the Notes may use “CUSIP” numbers and “ISINs” (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers and “ISINs” in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers or “ISINs.”
ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.
If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least five days prior to the date notice of redemption is to be delivered to the Holders of the Notes in accordance with Section 3.03 (unless a shorter time is acceptable to the Trustee), an Officers’ Certificate setting forth:
(i)    the clause of this Indenture pursuant to which the redemption shall occur;
(ii)    the redemption date;
(iii)    the principal amount of Notes to be redeemed;
(iv)    the redemption price; and

(v)    the applicable CUSIP numbers.
Section 3.02    Selection of Notes to Be Redeemed.
If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:
(i)    if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
(ii)    if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, in each case, subject to the procedures of DTC as applicable.
In the event of partial redemption or repurchase by lot, the particular Notes to be redeemed or repurchased will be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or otherwise in accordance with the procedures of DTC, as applicable.
The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed. No Notes in principal amounts equal to or less than the Minimum Dollar Denomination can be redeemed in part.
Section 3.03    Notice of Optional Redemption.
(a)    With respect to any redemption of Notes pursuant to Section 3.07, notices of optional redemption will be given at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed in accordance with Section 12.01, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.
(b)    If any Note is to be optionally redeemed, the notice of redemption that relates to that Note will state:
(i)    the clause of this Indenture pursuant to which the redemption shall occur;
(ii)    the redemption date;
(iii)    the principal amount of Notes to be redeemed;
(iv)    the redemption price; and

(v)    applicable CUSIP numbers.
(c)    At the Company’s written request delivered at least 35 days prior to the redemption date unless the Trustee consents to a shorter period, the Trustee will give the notice of optional redemption in the Company’s name and at its expense; in such event, the Company shall provide the Trustee with the information required by this Section 3.03.
(d)    If any optional redemption or notice is subject to satisfaction of one or more conditions precedent, the notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied on or prior to one Business Day prior to the redemption date, or by the redemption date so delayed.
Section 3.04    Effect of Notice of Redemption.
Once notice of redemption is given in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price and interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date unless the Company defaults in the payment of the redemption price or accrued interest.
Section 3.05    Deposit of Redemption Price.
At or prior to 11:00 a.m., New York City time, on the redemption date, the Company will deposit with the Trustee or with the Paying Agent, money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on the redemption date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed following the redemption date.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06    Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 3.07    Optional Redemption.
(a)    Except pursuant to Section 3.07(b), (c) or (d), the Notes will not be optionally redeemable by the Company; provided, however, the Company may acquire the Notes by means other than an optional redemption.
(b)     At any time and from time to time prior to May 15, 2018, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the record date to receive interest due on the Interest Payment Date).
(c)    At any time on or after May 15, 2018, the Company may redeem some or all of the Notes at the redemption prices (expressed in percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the record date to receive interest due in on the Interest Payment Date):

Date	Redemption Price

May 15, 2018	104.125%
May 15, 2019	102.750%
May 15, 2020	101.375%
May 15, 2021 and thereafter	100.000%

(d)    In addition, at any time prior to May 15, 2018, the Company may redeem up to 35% of the principal amount of the outstanding Notes (including Additional Notes, if any) with the net cash proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 105.500%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the record date to receive interest due in on the Interest Payment Date); provided that (i) at least 65% of the aggregate principal amount of Notes originally issued on the date of this Indenture remains outstanding after each such redemption, and (ii) notice of any such redemption is mailed within 90 days of the closing of each such Equity Offering.

Section 3.08    Mandatory Redemption.
The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4
COVENANTS

Section 4.01    Payment of Notes.
The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the Business Day prior to the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal of, premium, if any, and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on the due date pursuant to the terms of this Indenture.
The Company will pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.
Section 4.02    Maintenance of Office or Agency.
The Company will maintain in the United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co‑registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made (other than the type contemplated by Section 12.08). The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03    Reports.
(a)    The Company shall file with the Trustee, within 15 days after it has filed the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may prescribe) that it may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the Commission); provided that the delivery of materials to the Trustee by electronic means or filing of documents via the EDGAR system (or any successor electronic filing system) shall be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR (or such successor system), it being understood that the Trustee shall have no responsibility whatsoever to determine if such filings have been made, and that the Trustee shall not be deemed to have knowledge of the information contained therein, including the Company’s compliance with any of its covenants hereunder.
(b)    At any time when the Notes are “restricted securities” under Rule 144 under the Securities Act, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Section 4.04    Compliance Certificate.
(i)    The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (commencing with the fiscal year ending March 26, 2016, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.
(j)    So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and the remedial action the Company proposes to take in connection therewith.
Section 4.05    Corporate Existence.
Except as otherwise permitted by Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents.

Section 4.06    Limitation on Sale and Lease‑Back Transactions.
(e)    The Company will not, and will not permit any of its Subsidiaries to enter into any sale and lease‑back transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:
(1)    such transaction was entered into prior to or within 12 months after the Issue Date;
(2)    such transaction was for the sale and leasing back to the Company or a Subsidiary of any Principal Property;
(3)    such transaction involves a lease of a Principal Property executed by the time of or within 12 months after the latest of (i) the acquisition, the completion of construction or improvement, alteration or repair of such Principal Property, and (ii) the commencement of commercial operation after the acquisition, completion, improvement, alteration or repair, of such Principal Property;
(4)    such transaction involves a lease for not more than three years (or which may be terminated by the Company or the applicable Subsidiary within a period of not more than three years);
(5)    the Company or the applicable Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to Attributable Liens with respect to such sale and lease‑back transaction without equally and ratably securing the Notes pursuant to Section 4.08(a); or
(6)    the Company or the applicable Subsidiary applies an amount equal to the net proceeds from the sale of the Principal Property to the purchase of another Principal Property or to the retirement or other repayment or prepayment of long‑term Indebtedness within 365 calendar days before or after the effective date of any such sale and lease‑back transaction; provided that in lieu of applying such amount to such retirement, repayment or prepayment, the Company or any Subsidiary may deliver Notes to the trustee for cancellation, such Notes to be credited at the cost thereof to the Company or such Subsidiary.
(f)    Notwithstanding Section 4.06(a), the Company and its Subsidiaries may enter into any sale and lease‑back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed an amount equal to the greater of (a) $500,000,000, and (b) 2.5 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the closing date of the sale and lease‑back transaction.

Section 4.07    Limitation on Subsidiary Debt.
(a)    The Company will not permit any of its Subsidiaries to create, assume, incur, Guarantee or otherwise become liable for any Indebtedness (any such Indebtedness of a Subsidiary of the Company, “Subsidiary Debt”), without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes on an unsecured unsubordinated basis until such time as such Indebtedness or Guarantee, as the case may be, is no longer outstanding or in effect.
(b)    Section 4.07(a) shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Subsidiary Debt constituting:
(1)    Indebtedness of a Person existing at the time such Person is merged into or consolidated with or otherwise acquired by the Company or any Subsidiary of the Company or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Subsidiary of the Company and is assumed by such Subsidiary; provided that any such Indebtedness was not incurred in contemplation thereof and is not Guaranteed by any other Subsidiary of the Company (other than any Guarantee existing at the time of such merger, consolidation or sale, lease or other disposition of properties and assets and that was not issued in contemplation thereof);
(2)    Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company; provided that any such Indebtedness was not incurred in contemplation thereof;
(3)    Indebtedness owed to the Company or any Subsidiary of the Company;
(4)    Indebtedness created, incurred, issued, assumed or Guaranteed to pay or finance the payment of all or any part of the purchase price or the cost of development, operation, construction, alteration, repair or improvement of property, assets or equipment acquired or developed, operated, constructed, altered, repaired or improved by a Subsidiary, and any related transactional fees, costs and expenses; provided such Indebtedness is created, incurred, issued, assumed or Guaranteed within 18 months after the later of (i) the acquisition or the completion of any such development, operation, construction, alteration, repair or improvement of such property, assets or equipment, whichever is later, or (ii) the placing into commercial operation of such Principal Property after the acquisition or completion of any such development, operation, construction, alteration, repair or improvement (or, in each case, is incurred pursuant to firm commitment financing arrangements obtained within such period); and provided further that the outstanding amount of such Indebtedness, without duplication, does not exceed 100% of the fair value of the property or equipment acquired or developed, operated, constructed, altered, repaired or improved at the time such Indebtedness is incurred;

(5)    any Subsidiary Debt represented by any Guarantee of any Indebtedness or Guarantees under Permitted Bank Indebtedness;
(6)    Indebtedness or Guarantees in respect of netting services, business credit card programs, purchase cards, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing‑house transfers of funds or other fund transfer or payment processing services;
(7)    Indebtedness or Guarantees arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that any such Indebtedness or Guarantee is extinguished within five Business Days within its incurrence;
(8)    Indebtedness or Guarantees in respect of any Qualified Securitization Financing;
(9)    reimbursement obligations incurred in the ordinary course of business;
(10)    client advances and deposits received in the ordinary course of business;
(11)    Indebtedness or Guarantees incurred by Foreign Subsidiaries in an amount not to exceed $75,000,000 at any time outstanding;
(12)    Indebtedness incurred to pay or finance all or any part of the purchase price or cost of development, operation, construction, alteration, repair, or improvement of the Hoofddorp Campus and any related transactional fees, costs and expenses;
(13)    Indebtedness or Guarantees incurred (a) in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (b) in connection with the financing of insurance premiums or self‑insurance obligations or take‑or‑pay obligations contained in supply agreements, and (c) in respect of guarantees, warranty or contractual service obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit and banker’s acceptances for operating purposes or to secure any Indebtedness or other obligations referred to in clauses (1) through (10) or this clause (13), payment (other than for payment of Indebtedness) and completion guarantees, in each case provided or incurred (including Guarantees thereof) in the ordinary course of business; or

(14)    Indebtedness outstanding on the Issue Date not referred to in clause (4) above and any extension, renewal, replacement, refinancing or refunding of any Indebtedness existing on the Issue Date or referred to in clauses (1), (2) and (4); provided that any Indebtedness incurred to so extend, renew, replace, refinance or refund shall be incurred within 360 days of the maturity, retirement or other repayment or prepayment of the Indebtedness referred to in this clause or clauses (1), (2) and (4) above and the principal amount of the Indebtedness incurred to so extend, renew, replace, refinance or refund shall not exceed the principal amount of Indebtedness being extended, renewed, replaced, refinanced or refunded plus any premium or fee (including tender premiums) or other reasonable amounts payable, plus all accrued interest on such Indebtedness and the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, replacement, refinancing or refunding.
(c)    Notwithstanding Sections 4.07(a) and (b), any Subsidiary of the Company may, create, incur, issue, assume, Guarantee or otherwise become liable for Indebtedness that would otherwise be subject to the restrictions set forth in Sections 4.07(a) and (b), without Guaranteeing the Notes, if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greater of (a) $500,000,000, and (b) 2.5 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Subsidiary Debt. Any Subsidiary also may, without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes, extend, renew, replace, refinance or refund any Subsidiary Debt permitted pursuant to the preceding sentence; provided that any Subsidiary Debt incurred to so extend, renew, replace, refinance or refund shall be incurred within 360 days of the maturity, retirement or other repayment or prepayment of the Subsidiary Debt being extended, renewed, replaced, refinanced or refunded and the principal amount of the Subsidiary Debt incurred to so extend, renew, replace, refinance or refund shall not exceed the principal amount of Subsidiary Debt being extended, renewed, replaced, refinanced or refunded plus any premium or fee (including tender premiums) or other reasonable amounts payable, plus all accrued interest on such Subsidiary Debt and the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, replacement, refinancing or refunding.
(d)    For purposes of this Section 4.07, if any Subsidiary Debt meets the criteria of more than one of the types of Subsidiary Debt described herein, the Company, in its sole discretion, will classify, and may reclassify, such Subsidiary Debt and only be required to include the amount and type of such Subsidiary Debt in one of the numbered paragraphs under Section 4.07(b), and Subsidiary Debt may be divided and classified and reclassified into more than one of the types of Subsidiary Debt under Section 4.07(b). In addition, for purposes of calculating compliance with this Section 4.07, in no event will the amount of any Subsidiary Debt be required to be included more than once despite the fact more than one Person is or becomes liable with respect to any related Indebtedness (for example, and for avoidance of doubt, in the case where more than one Subsidiary incurs Subsidiary Debt or otherwise becomes liable for such Subsidiary Debt, the amount of such Subsidiary Debt shall only be included once for purposes of such calculations).

(e)    Notwithstanding anything to the contrary, in the event that any Wholly Owned Subsidiary of the Company guarantees the obligations of the Company under the Credit Agreement, such Wholly Owned Subsidiary shall also provide a Note Guarantee by executing and delivering to the Trustee a supplemental indenture and Notation of Guarantee in accordance with the terms of this Indenture.
Section 4.08    Limitation on Liens.
(a)    The Company shall not, and shall not permit any of its Subsidiaries, to enter into, create, incur or assume any Lien on any Principal Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:
(1)    Liens existing as of the Issue Date;
(2)    Liens granted after the Issue Date created in favor of the Holders of the Notes; and
(3)    Permitted Liens.
(b)    Notwithstanding Section 4.08(a), the Company or any Subsidiary of the Company may, without equally and ratably securing the Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in Section 4.08(a) if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greater of (a) $500,000,000, and (b) 2.5 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Lien. The Company or any Subsidiary of the Company also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions, replacements or refinancings), in whole or in part, any Lien permitted pursuant to this Section 4.08(b) or Section 4.08(a) or that secure any extension, renewal, replacement, refinancing or refunding (including any successive extensions, renewals, substitutes, replacements, refinancings or refundings) of any Indebtedness incurred within 12 months of the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such Indebtedness) being extended, renewed, substituted, replaced, refinanced or refunded, which Indebtedness is secured by a Lien permitted pursuant to this Section 4.08(b) or Section 4.08(a).

(c)    For purposes of Section 4.08, in the event that a Lien meets the criteria of more than one of the types of Permitted Liens or Liens permitted by Section 4.08(b), the Company, in its sole discretion, shall classify, and may reclassify, such Lien and only be required to include the amount and type of such Lien as a Permitted Lien or a Lien permitted by Section 4.08(b), and a Lien may be divided and classified and reclassified into more than one of such types of Liens. In addition, for purposes of calculating compliance with Section 4.08(b), in no event will the amount of any Indebtedness or Liens securing any Indebtedness be required to be included more than once despite the fact more than one Person is or becomes liable with respect to such Indebtedness and despite the fact such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where there are Liens on assets of one or more of the Company and its Subsidiaries securing any Indebtedness, the amount of such Indebtedness secured shall only be included once for purposes of such calculations)
Section 4.09    [Reserved].
Section 4.10    [Reserved].
Section 4.11    Offer to Repurchase upon Change of Control Triggering Event.
(a)    If a Change of Control Triggering Event occurs, unless the Company at such time has given notice of redemption under Section 3.07(b) or (c) with respect to all outstanding Notes, each Holder will have the right to require the Company to repurchase all or any part (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer to repurchase on the terms set forth in this Indenture (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to, but excluding, the Change of Control Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, unless the Company at such time has given notice of redemption under Section 3.07(b) or (c) with respect to all outstanding Notes, the Company will give notice to the Trustee and each Holder describing the transaction or transactions and ratings downgrade that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e‑1 under the Exchange Act and any other securities laws and regulations thereunder, if any, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue of such conflict.
(b)    At or prior to 11:00 a.m., New York City time, on Change of Control Payment Date, the Company shall, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered.

(c)    On the Change of Control Payment Date, the Company shall, to the extent lawful:
(i)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and
(ii)    deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Company.
(d)    The Paying Agent shall promptly deliver to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(e)    The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and repurchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a valid notice of redemption for all of the Notes has been given, or will be given contemporaneously with the Change of Control Triggering Event, pursuant to Section 3.07(b), (c) or (d) unless and until such notice has been validly revoked or there is a default in the payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event or conditional upon the occurrence of a Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time the Change of Control Offer is made.
(f)    In the event that Holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchases all of the Notes held by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date relating to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such Change of Control Payment Date at a redemption price equal to the Change of Control Payment, plus to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the date of repurchase.
(g)    Subject to Sections 6.04 and 9.02(b), the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event pursuant to this Section 4.11 may be waived or modified with the written consent of a majority in principal amount of the Notes.

Section 4.12    Payments for Consent.
The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.13    Additional Guarantees.
On or after the Issue Date, the Company shall cause each Subsidiary that is required to Guarantee the payment of principal of, premium, if any, and interest on the Notes pursuant to Section 4.07 to become a Guarantor, within 10 Business Days of the creation, assumption, incurrence or Guarantee of the applicable Subsidiary Debt or guarantee of obligations under the Credit Agreement, and the Company shall cause each such Subsidiary to execute and deliver to the Trustee within such 10 Business Day period (i) a supplemental indenture in substantially the form attached hereto as Exhibit E and (ii) a Notation of Guarantee in substantially the form attached hereto as Exhibit D, pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations under this Indenture on the same terms and conditions as those set forth in this Indenture.
Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
Each Note Guarantee shall be automatically released in accordance with the provisions of this Indenture described under Article 11.
Section 4.14    Suspension of Guarantees Upon Change in Ratings.
(a)    If on any date following the Issue Date (1) the Notes are rated Investment Grade by either of the Rating Agencies; and (2) no Default or Event of Default shall have occurred and be continuing, then, beginning on such date (the “Suspension Date”) and subject to the provisions of Section 4.14(b), the Note Guarantees shall be deemed released and the Company’s obligation under Section 4.13 shall be suspended (collectively, the “Suspended Provisions”).
(b)    During any Suspension Period, any Subsidiary Debt incurred prior to or outstanding as of the Suspension Date shall be deemed to have been incurred in compliance with Section 4.07.

(c)    In the event that the Notes are no longer rated Investment Grade by both Rating Agencies or an Event of Default shall have occurred and be continuing, the Suspended Provisions will be reinstituted as of and from the date on which the Notes are no longer rated Investment Grade by both Rating Agencies or an Event of Default has occurred and is continuing (any such date, a “Reversion Date”). The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Provisions may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Provisions during the Suspension Period.
(d)    The Company and its Subsidiaries may honor any contractual commitments to take actions following a Reversion Date without causing a Default or Event of Default; provided that such contractual commitments were entered into during the Suspension Period and not in contemplation of a reversion of the Suspended Provisions.
(e)    The Company shall provide an Officers’ Certificate to the Trustee indicating the commencement of any Suspension Period or the Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Company and its Subsidiaries’ future compliance with their covenants or (iii) notify the Holders of the commencement of the Suspension Period or the Reversion Date.
Section 4.15    [Reserved].
Section 4.16    Waiver of Stay, Extension or Usury Laws.
The Company and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent permitted by applicable law) that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 5
SUCCESSORS
Section 5.01    Merger, Consolidation, or Sale of Assets.
(e)    The Company may not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving entity); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(v)    either: (A) the Company is the surviving entity in such consolidation or merger; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of any member state of the European Union, Canada, the United States, any state of the United States or the District of Columbia (the Company or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Company”); provided that at any time the Successor Company is a limited liability company, there shall be a co‑issuer of the Notes that is a corporation that satisfies the requirements of this Section 5.01(a);
(vi)    the Successor Company (if other than the Company) assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture;
(vii)    immediately after such transaction, no Default or Event of Default exists; and

(viii)    in any transaction in which the Company is not the Successor Company, the Company or the Successor Company delivers an Officers’ Certificate and Opinion of Counsel stating that such transaction complies with this Indenture and, if applicable, all conditions precedent in this Indenture to the execution of the supplemental indenture have been satisfied.
The foregoing provision shall also apply to any Guarantor with all references to the Company being substituted with such Guarantor; provided that the foregoing provision shall not apply to a transaction pursuant to which such Guarantor shall be released from its obligations pursuant to Article 10 of this Indenture.
(f)    For purposes of this Article 5, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.
(g)    Upon the execution and delivery of the supplemental indenture referred to in Section 5.01(a)(ii), the predecessor company shall be released from its obligations under this Indenture and the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor shall not be so released.
(h)    Notwithstanding the foregoing, clause (iii) of Section 5.01(a) shall not apply to (A) a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries, (B) any Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Company or to another Subsidiary (provided that, in the event that such Subsidiary is a Guarantor, it may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets solely to the Company or another Guarantor) or (C) the Company merging with an Affiliate solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
(a)    Each of the following is an “Event of Default” with respect to the Notes:
(i)    the Company defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(ii)    the Company defaults in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days;
(iii)    the Company defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (i) or (ii) above) and such default or breach continues for a period of 60 days after either the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes have given the Company (with a copy to the Trustee if given by such Holders) written notice of the breach pursuant to Section 12.01;
(iv)    (a) the Company fails to make any payment at maturity, after giving effect to any applicable grace period, on any Indebtedness in a principal amount in excess of $35.0 million and continuance of this failure to pay or (b) the Company defaults on any Indebtedness which default results in the acceleration of Indebtedness in a principal amount in excess of $35.0 million without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (a) or (b) of this Section 6.01(a)(iv), 30 days or more after the Company receives written notice from the Trustee or the Trustee receives notice from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; provided, however, that if the failure, default or acceleration referred to in clause (a) or (b) of this Section 6.01(a)(iv) shall cease or be cured, waived, rescinded or annulled, then the Event of Default (and the consequences thereof) shall be deemed cured, annulled and cease to exist;
(v)    the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(A)    commences a voluntary case;
(B)    consents to the entry of an order for relief against it in an involuntary case;
(C)    consents to the appointment of a custodian of it or for all or substantially all of its property;
(D)    makes a general assignment for the benefit of its creditors;
(E)    takes any comparable action under any foreign laws relating to insolvency;
(F)    generally is not able to pay its debts as they become due; or
(G)    takes any corporate action to authorize or effect any of the foregoing;

(vi)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)    is for relief against the Company or any Significant Subsidiary in an involuntary case;
(B)    appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the property or assets of the Company or any Significant Subsidiary; or
(C)    orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;
(vii)    the Note Guarantee of a Significant Subsidiary or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor denies or disaffirms its obligations under this Indenture or any Note Guarantee, other than by reason of the release of such Note Guarantee in accordance with the terms of this Indenture.
(b)    If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action.
(c)    Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 4.03 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.
Section 6.02    Acceleration.
(a)    If an Event of Default specified in clause (v) or (vi) of Section 6.01(a) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)    If any Event of Default (other than an Event of Default specified in clauses (v) or (vi) of Section 6.01(a) with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes under this Indenture may declare the principal of, premium, if any, and accrued interest on such Notes to be immediately due and payable by notice in writing to the Company and the Trustee (if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. Notwithstanding the foregoing, if the Company so elects in writing to the Trustee, the sole remedy of the holders for a failure to comply with Section 4.03, will for the first 180 days after the occurrence of such failure consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes at a rate per annum equal to 0.25% for the first 180 days after the occurrence of such failure. The Additional Interest will accrue on all outstanding Notes from and including the date on which such failure first occurs until such violation is cured or waived and shall be payable on each interest payment date to Holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such failure (if such violation is not cured or waived prior to such 181st day), such failure will then constitute an Event of Default without any further notice or lapse of time and the Notes will be subject to acceleration as provided herein.
(m)    At any time after a declaration of acceleration of the unpaid principal, premium (if any) and accrued and unpaid interest has occurred with respect to the Notes as described in Section 6.02(a) or (b), the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind and cancel such declaration and its consequences by written notice to the Company and the Trustee:
(i)    if the rescission would not conflict with any judgment or decree;
(ii)    if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or accrued interest that has become due solely because of the acceleration;
(iii)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(iv)    if the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses (including the fees and expenses of its counsel), disbursements and advances; and
(v)    in the event of the cure or waiver of an Event of Default under this Indenture of the type described in clause (v) and (vi) of Section 6.01(a), the Trustee shall have received an Officers’ Certificate that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03    Other Remedies.
(a)    If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
(b)    The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
(c)    Holders may not enforce this Indenture or the Notes, except as provided in this Indenture. The Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee.
Section 6.04    Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of Notes at the time then outstanding may on behalf of the Holders of all the Notes waive any Default with respect to such Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default in the payment of the principal of, premium, if any, or interest on the Notes or a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
Section 6.05    Control by Majority.
Subject to the other provisions of this Indenture and applicable law, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to the Trustee against any loss or expense caused by taking such action or following such direction.

Section 6.06    Limitation on Suits.
A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
(i)    the Holder gives to the Trustee written notice of a continuing Event of Default;
(ii)    the Holder or Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;
(iii)    such Holder or Holders offer and provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
(iv)    the Trustee does not comply with the request within 45 days after receipt of the request and the offer and the provision of indemnity; and
(v)    during such 45‑day period the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction in accordance with Section 6.04 which, in the opinion of the Trustee, is inconsistent with the request.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
Section 6.07    Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
Section 6.08    Collection Suit by Trustee.
If a Default in payment of principal or interest specified in clauses (i) or (ii) of Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to each of the Trustee and the Agents any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, the Agents and their respective agents and counsel, and any other amounts due the Trustee and the Agents under Section 7.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.
Section 6.10    Priorities.
Subject to the provisions of Article 10, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
First: to the Trustee and the Agents for amounts due under Section 7.06;
Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;
Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and
Fourth: to the Company or, if applicable, the Guarantors, as their respective interests may appear.
The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.
ARTICLE 7
TRUSTEE

Section 7.01    Duties of Trustee.
(a)    The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all such Events of Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished to it hereunder.
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)    this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;
(ii)    the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.
(e)    The Trustee will not be liable for interest on, and will not be obligated to invest, any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may execute any of the trusts or powers hereunder and perform any duties hereunder either directly or through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
(g)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Agents, and the Trustee, in each of its capacities hereunder, each Agent and each agent, custodian, and other Person employed to act hereunder.
(j)    The Trustee may request that the Company and each Guarantor deliver an Officers’ Certificate setting forth the names of individuals and titles of Officers authorized at such time to take specified actions pursuant to this Indenture.
(k)    The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.
(l)    The Trustee shall have no obligation to (i) independently determine or verify the rating of any Notes or if a commencement of any Suspension Period or the Reversion Date has occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Company and its Subsidiaries’ future compliance with their covenants or (iii) notify the Holders of the commencement of the Suspension Period or the Reversion Date.
(m)    Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. The Trustee is also subject to Sections 7.09 and 7.10 hereof.
Section 7.04    Trustee’s Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any related offering material or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein, any statement in the Notes, the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture or the legality or validity of the Notes or this Indenture other than its certificate of authentication.
Section 7.05    Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee in accordance with Section 7.02(h), the Trustee will provide to Holders a notice of the Default or Event of Default within 90 days after the Trustee has notice thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.06    Compensation and Indemnity.
(a)    The Company will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as agreed between the Company and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)    The Company and each Guarantor, jointly and severally, will indemnify the Trustee and any director, officer, employee or agent of the Trustee and hold each of them harmless for, from and against any and all losses, liabilities, claims, damages or expenses incurred by it (i) arising out of or in connection with the acceptance or administration of its duties under this Indenture, including, without limitation, the reasonable and documented costs and expenses (including the costs and expenses of the Trustee’s agents and counsel) of enforcing this Indenture against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or (ii) arising out of or in connection with the exercise or performance of any of its powers or duties hereunder and/or the exercise of its rights, except to the extent any such loss, liability or expense may be attributable to its own negligence, bad faith or willful misconduct. The Trustee will notify the Company promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor, as the case may be, will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors, as applicable, will pay the reasonable and documented fees and expenses of such counsel; provided, however, that the Company and any Guarantor shall not be required to pay such fees and expenses if it assumes such indemnified party’s defense and, in such indemnified party’s reasonable judgment, there is no conflict of interest or potential conflict of interest between the Company and the Guarantors, as applicable, and such party in connection with such defense. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
(c)    The obligations of the Company and the Guarantors under this Section 7.06 will survive payment of the Notes, resignation or removal of the Trustee or any Agent, the satisfaction and discharge of this Indenture or other termination of this Indenture.
(d)    To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a senior claim to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such claim will survive the satisfaction and discharge of this Indenture.
(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(v) or (vi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.07    Replacement of Trustee.
(a)    A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
(b)    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(i)    the Trustee fails to comply with Section 7.09 hereof;
(ii)    the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii)    a custodian, receiver or public officer takes charge of the Trustee or its property; or
(iv)    the Trustee becomes incapable of acting.
(c)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition at the expense of the Company any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s and the Guarantors’ obligations under Section 7.06 will continue for the benefit of the retiring Trustee.
Section 7.08    Successor Trustee by Merger, Etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including any corporate trust business contemplated by this Indenture) to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
Section 7.10    Preferential Collection of Claims Against the Company.
The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall comply with TIA § 311(a) to the extent indicated therein.
ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.
Section 8.02    Legal Defeasance and Discharge.
Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been released from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(i)    the rights of Holders of outstanding Notes issued hereunder to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to below;

(ii)    the Company’s obligations with respect to the Notes issued hereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment;

(iii)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company and the Guarantors in connection therewith; and
(iv)    this Article 8.
Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03    Covenant Defeasance.
Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13 and 5.01(a)(iii) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees, will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, and clauses (iii), (iv), (v) (with respect to a Significant Subsidiary), (vi) (with respect to a Significant Subsidiary) and (vii) of Section 6.01(a) will not constitute Events of Default.

Section 8.04    Conditions to Legal or Covenant Defeasance.
(d)    In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
(xiii)    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non‑callable U.S. Government Securities, or a combination of cash in U.S. dollars and non‑callable U.S. Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay the principal of, and interest and premium, if any, on the outstanding Notes issued hereunder on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;
(xiv)    in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes issued hereunder will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(xv)    in the case of an election under Section 8.03 hereof, the Company has delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes issued hereunder will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(xvi)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from, or arising in connection with, the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);
(xvii)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(xviii)    the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit referred to in clause (i) was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor or others; and
(xix)    the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance of the Notes have been complied with.
(e)    Notwithstanding the foregoing, the Opinion of Counsel required by clauses (a)(ii) and (a)(iii) above with respect to a Legal Defeasance or a Covenant Defeasance, as applicable, need not be delivered if all the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
(f)    Upon satisfaction of the conditions set forth herein and upon the request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
Section 8.05    Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money, non‑callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non‑callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money, non‑callable U.S. Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(ii) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06    Repayment to Company.
Any money or property deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for the earlier of (i) two years after such principal, premium, if any, or interest has become due and payable and (ii) such time as the money or property escheats to the state, shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non‑callable U.S. Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.
Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(i)    to cure any ambiguity, mistake, defect or inconsistency;
(ii)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(iii)    to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Company’s or such Guarantor’s obligations under this Indenture;
(iv)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;
(v)    to secure the Notes;
(vi)    to add a Note Guarantee;
(vii)    to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” included in the Offering Memorandum relating to the Notes;
(viii)    to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture; or
(ix)    to release a Guarantor from its Note Guarantee; provided that such release is in accordance with the applicable provisions of this Indenture;
provided, that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.
Section 9.02    With Consent of Holders of Notes.
(a)    Subject to Section 6.07, the Company, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), may amend or supplement this Indenture or the Notes without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the Notes then outstanding may waive any existing default or compliance with any provision of this Indenture or the Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) without notice to any other Holders (except a default in respect of the payment of principal of, premium, if any, or interest on the Notes or a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected).
(b)    Notwithstanding Section 9.02(a), without the consent of each Holder of an outstanding Note affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(i)    reduce the principal amount of Notes issued hereunder whose Holders must consent to an amendment, supplement or waiver;
(ii)    reduce the principal of or change the fixed maturity of any Note issued hereunder or alter the provisions with respect to the redemption of the outstanding Notes issued hereunder (other than provisions relating to the covenants described above under Section 4.11, except as set forth in clause (x) below);
(iii)    reduce the rate of or change the time for payment of interest on any Note issued hereunder;
(iv)    waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the outstanding Notes issued hereunder (except a rescission of acceleration of the Notes issued hereunder by the Holders of a majority in aggregate principal amount of the then outstanding Notes issued hereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);
(v)    make any Note payable in money other than that stated in the Notes;
(vi)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders hereunder to receive payments of principal of, or interest or premium, if any, on the Notes or impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to the Notes;
(vii)    waive a redemption payment with respect to any Note issued hereunder (other than a payment required by Section 4.11, except as set forth in clause (x) below);
(viii)    make any change in the ranking or priority of any Note issued hereunder that would adversely affect the Holders;
(ix)    modify the Note Guarantees in any manner adverse to the Holders;
(x)    amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer with respect to the Notes in respect of a Change of Control that has occurred; or
(xi)    make any change in the preceding amendment and waiver provisions.
(c)    It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.
(d)    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 9.03    Revocation and Effect of Consents.
(a)    Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.
(b)    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Company shall inform the Trustee in writing of the fixed record date if applicable.
(c)    After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (xi) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
Section 9.04    Notation on or Exchange of Notes.
If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Company’s expense. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05    Trustee to Sign Amendments, Etc.
The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article 9; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel and Officers’ Certificate shall be at the expense of the Company.
ARTICLE 10

GUARANTEES

Section 10.01    Guarantee.
(a)    Subject to this Article 10, each of the Guarantors, from time to time a party hereto, hereby, jointly and severally, and fully and unconditionally, Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and accrued and unpaid interest and defaulted interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and defaulted interest, if any, on the Notes (pursuant to Section 2.12), if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.
(b)    Each Guarantor hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, the Note Guarantees, to the extent theretofore discharged, shall be reinstated with full force and effect.
(d)    Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders or the Trustee in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of its Note Guarantee. The Guarantors shall have the right to seek contribution from any non‑paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under any Note Guarantee.
Section 10.02    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state or foreign law prohibiting distributions by an insolvent entity to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful distribution.
Section 10.03    Execution and Delivery of Guarantee.
(a)    To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee (a “Notation of Guarantee”) substantially in the form attached hereto as Exhibit D shall be endorsed by an Officer of such Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

(b)    Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a Notation of Guarantee.
(c)    If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.
(d)    The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
(e)    If required by Section 4.13, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Notations of Guarantee in accordance with Section 4.13 and this Article 10, to the extent applicable.
Section 10.04    Guarantors May Consolidate, Etc., on Certain Terms.
Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with, into or to any other Persons upon the terms and conditions set forth in Article 5.
Section 10.05    Releases.
The Note Guarantee of a Guarantor will be automatically released in the event that:
(a)    there is a sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock (including through merger or consolidation) following which the applicable Guarantor is no longer a Subsidiary), or all or substantially all the assets, of the applicable Guarantor to a Person that is not a Subsidiary of the Company;
(b)    in the case of any Subsidiary which after the Issue Date is required to provide a Note Guarantee pursuant to Section 4.13, the release or discharge of the Guarantee by such Subsidiary of all Indebtedness of the Company or any Subsidiary or the repayment of all the Indebtedness, in each case, which resulted in an obligation to provide a Note Guarantee;
(c)    if the Company exercises its Legal Defeasance option or its Covenant Defeasance option as described under Article 8 or if its obligations under this Indenture are discharged in accordance with the terms of this Indenture as described under Article 11; or
(d)    such Guarantor is also a guarantor or borrower under the Credit Agreement and, at the time of release of its Note Guarantee, (x) has been released from its Guarantee of, and all pledges and security, if any, granted in connection with the Credit Agreement, and (y) is not required to become a Note Guarantor pursuant to Section 4.07.
ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01    Satisfaction and Discharge.
(a)    This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
(i)    Either:
(A)    all the Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
(B)    all the Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable by reason of the giving of a notice of redemption or otherwise within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non‑callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(ii)    in the case of subclause (i)(B) above, no Default or Event of Default has occurred and is continuing under this Indenture on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from or arising in connection with borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;
(iii)    the Company has paid or caused to be paid all sums payable by it under this Indenture; and
(iv)    the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes issued hereunder at maturity or the redemption date, as the case may be.

(b)    In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
(c)    Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (i) of Section 11.01(a), the provisions of Sections 11.02 and 8.06 hereof will survive such satisfaction and discharge. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02    Application of Trust Money.
Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.
ARTICLE 12

MISCELLANEOUS

Section 12.01    Notices.
Any notice, demand, instruction, request, direction or communication by the Company, any Guarantor or the Trustee to the others is duly given if in English and in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or other electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Guarantor:
Plantronics, Inc.
345 Encinal Street

Santa Cruz, California 95060
Attn: General Counsel
                        (831) 426-6098

With a copy to:
Wilson Sonsini Goodrich & Rosati, Professional Corporation
                         650 Page Mill Road
                         Palo Alto, California 94304
                         Attn: Katharine A. Martin
                         (650) 493-6811

If to the Trustee:
U.S. Bank National Association
One California Street, Suite 1000
Mail Code - SF-CA-SFCT
San Francisco, CA 94111
Attention: Andrew Fung
Fax: (415) 677-3769

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications to the Trustee or any Agent shall be deemed to have been duly given upon actual receipt thereof by such party. All other notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder of a Global Note will be delivered to the Depositary in accordance with its customary procedures. Any notice or communication to a Holder of a Definitive Note will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
Except with respect to the Trustee and the Agents, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods, including any non‑secure method, such as, but without limitation, by facsimile or electronic mail, to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.
If the Company gives a notice or communication to Holders, it will give a copy to the Trustee and each Agent at the same time.
Section 12.02    Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate as set forth in TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 12.03    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
(i)    an Officers’ Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(ii)    an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 12.04    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(i)    a statement substantially to the effect that the Person making such certificate or opinion has read such covenant or condition;

(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)    a statement substantially to the effect that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(iv)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
Section 12.05    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.06    No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, incorporator or stockholder of the Company, any of its Subsidiaries or any of its direct or indirect parent companies, as such, will have any liability for any obligations of the Company or any Guarantor under any Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of such Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.
Section 12.07    Governing Law.
THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 12.08    Jurisdiction; Waiver of Jury Trial.
(a)    each of the Company and the Guarantors hereby consents to the non‑exclusive jurisdiction of any court of the State of New York or any U.S. federal court, in each case, sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof in any action or proceeding arising out of or related to the Notes, this Indenture or the Note Guarantees.

(b)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 12.09    Successors.
All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.04 hereof.
Section 12.10    Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, then (to the extent permitted by applicable law) the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.11    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile or .pdf attachment to an email or by other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.
Section 12.12    Table of Contents, Headings, Etc.
The Table of Contents, Cross‑Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 12.13    No Security Interest Created.
Nothing in this Indenture or Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.14. USA Patriot Act Compliance.
To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account.  For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Trustee will ask for documentation to verify its formation and existence as a legal entity.  The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  The Company and the Guarantors agree to provide all such information and documentation as to themselves as requested by the Trustee to ensure compliance with federal law.
[Signatures on following pages]

Dated as of May 27, 2015

PLANTRONICS, INC.
By: /s/ Pamela Strayer
Name: Pamela Strayer
Title: Senior Vice President and Chief Financial Officer

FREDERICK ELECTRONICS CORPORATION

By: /s/ Pamela Strayer
Name: Pamela Strayer
Title: Chief Executive Officer and Chief Financial Officer

[Signature Page to Indenture]

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee, Registrar and Paying Agent
By: /s/ Andrew Fung
Name: Andrew Fung
Title: Vice President

[Signature page to Indenture]

EXHIBIT A
[Face of Note]
[Insert legends required by the Indenture]

A‑1

FORM OF NOTE
[144A CUSIP No.: 727493 AB4
144A ISIN:     US727493AB41
Reg S CUSIP No.:     U7260P AA9
Reg S ISIN:     USU7260PAA94]
5.500% Senior Notes due 2023
No. [A][S]‑[●]    $
PLANTRONICS, INC.
promise to pay to CEDE & CO. or registered assigns, the principal sum of __________________ DOLLARS [if the Note is a Global Note, add the following: (as revised by the Schedule of Increases and Decreases in Global Note, attached hereto)] on May 31, 2023.
Interest Payment Dates: May 15 and November 15, commencing November 15, 2015.
Additional provisions of this Note are set forth on the other side of this Note.
Record Dates: May 1 and November 1.
Dated: [•]

A‑2

PLANTRONICS, INC.
By:
Name:
Title
Dated:

A‑3

Dated:
This is one of the Notes referred to
in the within‑mentioned Indenture:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

A‑4

[Reverse of Note]
5.500% Senior Notes due 2023
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    INTEREST. Plantronics, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), promises to pay interest on the principal amount of this Note at 5.500% per annum from May 27, 2015 until maturity. The Company will pay interest, if any, semi‑annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 27, 2015 until the principal hereof is due. The first Interest Payment Date for the Initial Notes shall be November 15, 2015. The Company will pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360‑day year of twelve 30‑day months.
(2)    METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Company will pay principal, premium, if any, and interest on Definitive Notes at the office of the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, as the Trustee, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
(4)    INDENTURE. The Company issued the Notes under the Indenture dated as of May 27, 2015 (the “Indenture”) among the Company, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by specific reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

A‑5

The Notes are unsecured senior obligations of the Company. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes issued in exchange for Initial Notes or Additional Notes pursuant to the Indenture. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur Indebtedness, create or incur Liens and enter into sale and lease-back transactions. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.
To Guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally Guaranteed the obligations of the Company under the Notes on an unsecured senior basis pursuant to the terms of the Indenture.
(5)    OPTIONAL REDEMPTION.
Except pursuant to Section 3.07(b), (c) or (d) of the Indenture, the Notes will not be optionally redeemable by the Company; provided, however, the Company may acquire the Notes by means other than an optional redemption.
(6)    MANDATORY REDEMPTION. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
(7)    REPURCHASE AT THE OPTION OF HOLDER. If a Change of Control Triggering Event occurs, unless the Company at such time has given notice of redemption under Section 3.07(b), (c) or (d) of the Indenture with respect to all outstanding Notes, each Holder will have the right to require the Company to repurchase all or any part (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes pursuant to a change of control offer (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to, but excluding, the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, unless the Company at such time has given notice of redemption under Section 3.07(b), (c) or (d) of the Indenture with respect to all outstanding Notes, the Company will give notice to the Trustee and each Holder describing the transaction or transactions and ratings downgrade that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if any, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering

A‑6

Event provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.11 of the Indenture by virtue of such conflict.
(8)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 (the “Minimum Dollar Denomination”) and integral multiples of $1,000 in excess thereof. The transfer of Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not register the transfer of or exchange any Note selected for redemption in whole or in part or subject to purchase in a Change of Control Offer, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the day the Company gives notice of redemption of the Notes or makes a Change of Control Offer and ending at the close of business on the day notice of redemption is given or the Change of Control Offer is made.
(9)    PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.
(10)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Company and Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented:
(i)    to cure any ambiguity, mistake, defect or inconsistency;
(ii)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(iii)    to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Company’s or such Guarantor’s obligations under the Indenture;
(iv)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;
(v)    to secure the Notes;
(vi)    to add a Note Guarantee;

A‑7

(vii)    to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” included in the Offering Memorandum relating to the Notes;
(viii)    to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture; or
(ix)    to release a Guarantor from its Note Guarantee; provided that such release is in accordance with the applicable provisions of the Indenture;
provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of the Indenture.
(11)    DEFAULTS AND REMEDIES. Subject to 6.02(b) of the Indenture, if any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes or a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and the remedial action the Company proposes to take in connection therewith.
(12)    DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes, the Note Guarantees and the Indenture if the Company deposits with the Trustee money or U.S. Government Securities for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.
(13)    TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

A‑8

(14)    NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(15)    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(16)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17)    CUSIP NUMBERS, ISINS. The Company has caused CUSIP numbers and ISINs to be printed on the Notes, and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(18)    GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.
(19)    JURISDICTION; WAIVER OF JURY TRIAL. (a) Each of the Company and the Guarantors has consented to the non‑exclusive jurisdiction of any court of the State of New York or any U.S. federal court, in each case, sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof in any action or proceeding arising out of or related to this Note, the Indenture or the Note Guarantees.
(b)    EACH OF THE PARTIES TO THE INDENTURE HAS IRREVOCABLY WAIVED ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Plantronics, Inc.
345 Encinal Street
Santa Cruz, California 95060

A‑9

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A‑10

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 of the Indenture, check the box below:
☐Section 4.11
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A‑11

SCHEDULE OF INCREASES AND DECREASES OF INTERESTS IN THE GLOBAL NOTE
[To be inserted for Rule 144A Global Note]
The following transfer or exchange of a part of this Rule 144A Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Rule 144A Global Note, or to reflect a redemption or repurchase of the Notes and cancellation, have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

[To be inserted for Regulation S Global Note]
The following transfer or exchange of a part of this Regulation S Global Note for an interest in another Global Note or for a Definitive Note or of other Restricted Global Notes or Definitive Note for an interest in this Regulation S Global Note, or to reflect a redemption or repurchase of the Notes and cancellation, have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A‑12

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Plantronics, Inc.
345 Encinal Street
Santa Cruz, California 95060

U.S. Bank National Association
One California Street, Suite 1000
Mail Code - SF-CA-SFCT
San Francisco, CA 94111
Attention: Andrew Fung
Fax: (415) 677-3769
Re: 5.500% Senior Notes due 2023
Reference is hereby made to the Indenture, dated as of May 27, 2015 (the “Indenture”), among Plantronics, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the “Company”), the Guarantors from time to time a party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.__ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

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2.__ Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3.__ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)__ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)__ such Transfer is being effected to the Company or a subsidiary thereof;
or
(c)__ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or

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4.__ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)__ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)__ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)__ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name: Title:
Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a) __ a beneficial interest in the:
(i) __ 144A Global Note (CUSIP _________), or
(ii) __ Regulation S Global Note (CUSIP _________); or
(b) __ a Restricted Definitive Note.
2. After the Transfer the Transferee will hold:
[CHECK ONE]
(a) __ a beneficial interest in the:
(i) __ 144A Global Note (CUSIP _________), or
(ii) __ Regulation S Global Note (CUSIP _________), or
(iii) __ Unrestricted Global Note (CUSIP _________); or
(b) __ a Restricted Definitive Note; or
(c) __ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

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EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Plantronics, Inc.
345 Encinal Street
Santa Cruz, California 95060

U.S. Bank National Association
One California Street, Suite 1000
Mail Code - SF-CA-SFCT
San Francisco, CA 94111
Attention: Andrew Fung
Fax: (415) 677-3769

Re: 5.500% Senior Notes due 2023
Reference is hereby made to the Indenture, dated as of May 27, 2015 (the “Indenture”), among Plantronics, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the “Company”), the Guarantors from time to time a party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ (CUSIP ____________; ISIN ____________) in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a)__ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(b)__ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)__ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)__ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a)__ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

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(b)__ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name: Title:
Dated:

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EXHIBIT D
FORM OF NOTATION OF GUARANTEE
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally Guaranteed, to the extent set forth in and subject to the provisions in the Indenture dated as of May 27, 2015 (as amended, modified or supplemented from time to time, the “Indenture”) among Plantronics, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as issuer, the Guarantors from time to time a party thereto, and U.S. Bank National Association, as trustee (the “Trustee”), (a) prompt payment of the principal of, premium, if any, and accrued and unpaid interest and defaulted interest, if any, on the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and the prompt payment of interest on overdue principal, premium, if any, and interest and defaulted interest, if any, on the Notes (pursuant to Section 2.12 of the Indenture), if lawful (subject in all cases to any applicable grace periods provided in the Indenture and the Notes) when due, and all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee (including Sections 12.07 and 12.08 of the Indenture on Governing Law and Jurisdiction, respectively). Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officer.
[NAME OF GUARANTOR]

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EXHIBIT E
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20___, among __________________ (the “New Guarantor”), a subsidiary of Plantronics, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), the Company, the existing Guarantors and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of May 27, 2015 providing for the issuance of 5.500% Senior Notes due 2023 (the “Notes”);
WHEREAS, Section 4.13 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of Holders.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on,

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in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.    NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 12.01 of the Indenture.
5.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.
6.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.     SUBMISSION TO JURISDICTION. THE PROVISIONS UNDER SECTION 12.08 OF THE INDENTURE IN RESPECT OF SUBMISSION TO JURISDICTION SHALL APPLY TO THIS SUPPLEMENTAL INDENTURE.
8.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile or .pdf attachment to an email or by other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.
9.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
10.    TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Note Guarantee of the New Guarantor or this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: _______________, 20___
PLANTRONICS, INC.

By:	Name: Title:
[NEW GUARANTOR]

By:	Name: Title:
[EXISTING GUARANTORS]

By:	Name: Title:
U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	Name: Title:

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